Exhibit 10.23

Chengdu Puyi Bohui Information Technology Co., Ltd.

Equity Entrustment Agreement

This Equity Entrustment Agreement (hereinafter referred to as “this Agreement”) is entered into between the following parties in [name of city] of the People’s Republic of China (hereinafter referred to as “China”) on [date]:

Party A (Dormant Shareholder): [Name], [Chinese] natural person, with ID Card No./Passport No.:[                  ];

Party B (Registered Shareholder): Yu Haifeng, with ID card No.: 410103197407181353.

Whereas,

Chengdu Puyi Bohui Information Technology Co., Ltd. (hereinafter referred to as the “Company”), (unified social credit code: 91510100594666757E), is a limited liability company legally established and existing under the Chinese law with RMB 600 million registered capital.

Party A, as the Company’s Dormant Shareholder, beneficially holds [  ]% of the Company’s equity, and Party B, as a Registered Shareholder of the Company according to its current industrial and commercial registration, beneficially holds 48% of the Company’s equity interests, and is currently registered as holding a total of 99.04% of the Company’s equity interests. Party A has previously entrusted Party B to hold the Company’s equity interests beneficially owned by Party A as mentioned above on its behalf (hereinafter referred to as “Onshore Entrusted Shares”), pursuant to an entrustment relationship established between Party A and Party B (hereinafter referred to as “Entrustment Relationship”) on [MM] [DD], [YY].

Whereas, in order to acknowledge in writing the entrustment relationship between the two parties and ownership of the entrusted equity , Party A and Party B, entered into the following agreement through friendly consultation in accordance with the applicable laws and regulations, and in the spirit of equality and mutual benefit and in good faith.

1.	Entrusted Rights

1.1.	In order to clarify the ownership of the entrusted equity, Party A and Party B herein acknowledge that Party A entrusts Party B to act as an attorney-in-fact to hold the Onshore Entrusted Shares on behalf of Party A. Party A shall only be entitled to the rights to dispose of the Onshore Entrusted Shares and to receive distributions on or from such Onshore Entrusted Shares, and Party B shall have the right to exercise shareholder’s rights and interests of the Onshore Entrusted Shares at its discretion, except the right to dispose of such shares and to receive distributions on or from such Onshore Entrusted Shares.

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Chengdu Puyi Bohui Information Technology Co., Ltd.

Equity Entrustment Agreement

1.2.	According to this Agreement, the rights and interests (“Nominee Shareholder’s Rights and Interests”) entrusted by Party A to Party B to exercise on its behalf at its discretion include:

(1)	Registering as the Registered Shareloder of the Company with the local Industry and Commerce Bureau;

(2)	Attending and participating in corresponding activities as the Company’s shareholder;

(3)	Engaging in the Company’s operation management as the Company’s shareholder;

(4)	Attending shareholder meetings and exercising the voting rights;

(5)	Appointment and removal of directors;

(6)	Other rights the shareholder shall exert pursuant to PRC laws and regulations and the Company’s Article of Associations, except the right to dispose of and to receive distributions on or from such Onshore Entrusted Shares.

1.3.	Party A shall be no longer entitled to rights and interests as Registered Shareholder except for the rights to dispose of any Entrusted Shares as aforementioned in Article 1.2.

1.4.	Notwithstanding the foregoing provisions in Article 1.2 and 1.3, under the circumstances of establishing and reorganizing corporate structure solely for the purpose of public listing, Party A shall authorize Party B to act on its behalf as its attoney-in-fact to sign and executue relevant agreements (including but not limited to equity pledge agreement, exclusive equity purchase agreement and power of attorney) and to dispose of the equity according to the such agreements.

1.5.	Equity entrustment relationship can be interpreted as similar legal concepts such as Dormant Shareholders and Dormant agents, subject to the relevant provisions of the Judicial Interpretation (3) in the Company Law promulgated by the Supreme People’s Court.

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Chengdu Puyi Bohui Information Technology Co., Ltd.

Equity Entrustment Agreement

2.	Offshore Entrustment

2.1.	During the term of the equity entrustment, when the Compay is qualified for overseas listing, if Party A or any third party designated by it beneficially holds equity interests in the Company’s offshore company which will serve as the listing entity (“Offshore Entrusted Shares”) corresponding to the Entrusted Shares, Party A shall entrust Party B to hold such Offshore Entrusted Shares on its behalf through a company established in the British Virgin Islands (“BVI Company”).

2.2.	Party B, as the de facto controller of the BVI Company, which is the Registered Shareholder of the Offshore Entrusted Shares, shall has the discretion to exercise Shareholders’ rights and interests as the Registered Shareholder of the Offshore Entrusted shares, in accordance with the provisions in Article 1.2, except the right to dispose of and to receive distributions on or from such Onshore Entrusted Shares. Party A shall be only entitled to the rights to dispose of Offshore Entrusted Shares and to receive distribution from such Offshore Entrusted Shares.

3.	Party A’s Rights and Obligations

3.1.	Party A, as the de facto owner of the Onshore Entrusted Shares and Offshore Entrusted Shares (if any) (jointly known as “entrusted shares”), shall have the right to obtain the proceeds from the investment and to dispose of the the Entrusted Shares. Party B shall only enjoy the rights and interets as the Registered Shareholer of the Entrusted Shares, but not be entitled to any shareholder’s rights to receive the distribution from or to dispose of any Entrusted Shares (including but not limited to transfer, pledge, and deliver of the shareholder’s equity) which is obtained through capital contribution.

3.2.	During the term of the euqity entrustment, Party A has the right to transfer the relevant shareholder’s equity to itself or any third party designed by itself, and Party B and the Company shall agree to the transfer unconditionally and fully cooperate to faciliate the procedures of registration for changes. However, if the Company is qualified for listing, it shall be executed according to Article 2 herein.

3.3.	Party A, as the de facto controller of the entrusted equity, has the right to supervise and correct Party B’s improper trustee behavior according to this Agreement, but Party A shall not arbitrarily interfere in Party B’s normal activities within the scope of the entrusted rights.

3.4.	Party A is obliged to remit the subscription payment for the Entrusted Shares into the Company’s account on time, in accordance with the Articles of Association of the Company.

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Chengdu Puyi Bohui Information Technology Co., Ltd.

Equity Entrustment Agreement

4.	Party B’s Rights and Obligations

4.1.	Party B has the right to put its name on the Company’s business registration information according to Party A’s entrustment.

4.2.	As the Company’s Registered Shareholder and the de facto controller of the BVI company, Party B promises that the Entrusted Shares it holds shall be bound by this Agreement. But Party B shall not need to obtain Party A’s consent for the exercise of voting rights in the process of participating in the businss operation and management of the Company as a shareholder.

4.3.	Party B promises that it will transfer future distributions on or from the Entrusted Shares (including but not limited to cash dividends, bonuses or any other kind of distribution) to Party A

4.4.	When Party A requests Party B to return the Entrusted Shares when conditions permit, or Party A requires Party B to dispose of all its Offshore Entrusted Shares, Party B shall full cooperate to assist Party A to complete all procedures of registration for changes.

5.	Term of Entrustment

This entrustment shall be valid from the date on which Party A and Party B established the entrustment relationship, which was [MM] [DD], [YY] and expire on the date of any following events, whichever comes first: the Parties hereto agree that Party B transfers the Entrusted Shares bac and completes the procedures of registration for change with the Industry and Commercial Bureau, or Party A required Party B to dispose of all its Offshore Entrusted Shares.

6.	Confidentiality

Both Party A and Party B shall be obliged to keep confidential the contents of this Agreement and any business information of the other party related to communications, execution and performance hereof , unless there is clear evidence showing that such information is publicly known or authorized in writing by the other party. Any party that causes losses to the other party for violating such obligation shall compensate the other party for the corresponding losses.

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Chengdu Puyi Bohui Information Technology Co., Ltd.

Equity Entrustment Agreement

7.	Governing Laws and Dispute Resolution

7.1.	The conclusion, validity, interpretation, performance, modification and termination of this Agreement and the resolution of disputes shall be governed by and construed in accordance with the relevant laws and regulations of the People’s Republic of China.

7.2.	The Parties hereto shall first resolve any dispute arising from or related to the Agreement through friendly negotiation. If the dispute remains unresolved within 30 days after the other party issues a written notice requesting a settlement, such dispute shall be submited for arbitration to the China Nansha International Arbitration Center in Nansha, Guangzhou, in accordancew with applicable arbitration rules. The language used for arbitration will be Chinese and the arbitral ruling shall be final and binding on the Parties hereto.

7.3.	If there is any dispute arising from the interpretation and fulfillmentof this Agreement or there is any dispute under arbitration, apart from the disputed matters, the parties to this Agreement shall continue to exercise their other respective rights and perform their other respective obligations under this Agreement.

8.	Miscellaneous

8.1.	This Agreement is made in duplicate, with each party holding one with the equal legal force.

8.2.	Any changes or additions to this Agreement are subject to the written consent of the Parties hereto. For matters uncovered herein, the Parties hereto shall sign a supplementary agreement after further mutual negotation.

8.3.	The signing of this Agreement constitutes the written acknowledgement of the agreement between Party A and Party B on the formation of the entrustment relationship and the ownership of the Entrusted Shares. The date of signing this Agreement does not affect the effectiveness of the entrustment relationship.

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Chengdu Puyi Bohui Information Technology Co., Ltd.

Equity Entrustment Agreement

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Date:

Party A:	Party B:

Yu Haifeng

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